SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 28, 2003

HYPERFEED TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-13093	36-3131704
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

300 South Wacker Drive, Suite 300
Chicago, Illinois 60606

(Address of principal executive offices)

(312) 913-2800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Item 5.         Other Events

On June 19, 2003, the executive management of HyperFeed Technologies, Inc., a Delaware corporation (the “Company”) appeared at an oral hearing (the “Hearing”) before a Nasdaq Listing Qualifications Panel (the “Panel”) to present its plan of compliance with the stockholders’ equity/net income/market value of listed securities and minimum bid price continued listing requirements. On July 15, 2003, the Panel issued a determination (the “Exception”) requiring the Company (1) on or before August 14, 2003 and for ten consecutive trading days thereafter, (i) to demonstrate a closing bid price for its securities of at least $1.00 per share for the requisite trading period; and, (ii) to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 evidencing stockholders’ equity of at least $2.5 million; and (2) to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 evidencing stockholders’ equity of at least $2.5 million. The Company has complied with the first requirement of the Exception which compliance was confirmed by the Nasdaq staff in its September 2, 2003 correspondence to the Company. In its subsequent event disclosure contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, the Company reported that it had sold its consolidated market data feed service contracts and expected to record a gain on the sale and a corresponding increase in stockholders’ equity of approximately $6.4 million as of October 31, 2003. The material terms and provisions of this contract are disclosed in the Company’s Current Report on Form 8-K dated November 14, 2003 and are incorporated by reference herein.

This Current Report on Form 8-K is being filed to comply with the Company’s November 20, 2003 undertaking to the Panel reflecting the Company’s compliance with the second requirement of the Exception. The Company’s unaudited consolidated balance sheet as of October 31, 2003 presented below evidences that the October 31, 2003 stockholders’ equity of $7.6 million exceeds the second requirement of the Exception.

THE UNAUDITED CONSOLIDATED BALANCE SHEET SET FORTH BELOW DOES NOT INCLUDE ALL DISCLOSURES REQUIRED BY GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND WAS CREATED FOR THE SOLE PURPOSE OF DEMONSTRATING THE COMPANY’S COMPLIANCE WITH THE EXCEPTION; AND CONSEQUENTLY, IT SHOULD NOT BE RELIED UPON BY INVESTORS FOR ANY PURPOSES WHATSOEVER.

HyperFeed Technologies, Inc. and Subsidiary
Consolidated Balance Sheet (Unaudited)

October 31, 2003
Assets
Current Assets
Cash and cash equivalents	$5,892,282
Accounts receivable	623,839
Notes receivable, less allowance for doubtful accounts of $75,000	200,894
Prepaid expenses and other current assets	146,851
Assets related to discontinued operations	644,372
Total Current Assets	7,508,238

Property and equipment
Computer equipment	2,139,770
Communication equipment	1,296,550
Furniture and fixtures	82,839
Leasehold improvements	531,809
4,050,968
Less: Accumulated depreciation and amortization	(2,892,226)
1,158,742

Notes receivable, less allowance for doubtful accounts of $75,000	99,571
Intangible assets, net of accumulated amortization of $60,000	120,000
Software development costs, net of accumulated amortization of $2,535,039	1,766,305
Deposits and other assets	35,135
Total Assets	$10,687,991

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$400,239
Accrued expenses	450,828
Accrued compensation	68,003
Liabilities related to discontinued operations	1,835,846
Total Current Liabilities	2,754,916

Deferred rent	291,698
Total Noncurrent Liabilities	291,698
Total Liabilities	3,046,614

Stockholders’ Equity
Common stock, $.001 par value; authorized 50,000,000 shares; issued and outstanding 3,047,835 shares at October 31, 2003	3,048
Additional paid-in capital	46,054,473
Accumulated deficit	(38,416,144)
Total Stockholders’ Equity	7,641,377
Total Liabilities and Stockholders’ Equity	$10,687,991

Item 7.                                                           Financial Statements & Exhibits

N/A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERFEED TECHNOLOGIES, INC.

Date: November 28, 2003	By	/s/ RANDALL J. FRAPART
Randall J. Frapart
Chief Financial Officer